                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              FEDDERS CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              FEDDERS CORPORATION
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686

                                                               November 18, 1994

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m. on December 20, 1994.

  Stockholders will be asked to consider and act on a proposal to approve the action of the Board of Directors to (i) elect three (3) directors and (ii) ratify the appointment of independent auditors.

  It is important that your shares be represented at the meeting, whether or not you are personally able to be present. The Board strongly recommends that you vote, or instruct your broker or nominee to vote, FOR approval of all proposals. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated.

  Enclosed are the Notice of Meeting, Proxy Statement and proxy card.

Sincerely,

       /s/ Salvatore Giordano                     /s/ Sal Giordano, Jr.
       ----------------------                 -----------------------------
        Salvatore Giordano                         Sal Giordano, Jr.
       Chairman of the Board                  Vice Chairman, President, and
                                                 Chief Executive Officer

                              FEDDERS CORPORATION
                        LIBERTY CORNER, NEW JERSEY 07938

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 20, 1994

                               ----------------

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Fedders Corporation (the "Company") will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on Tuesday, December 20, 1994 at 10:30 a.m. for the following purposes:

    1. To elect three (3) directors to serve for a term of three (3) years and until their successors shall be elected and shall have qualified;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the ensuing fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on November 14, 1994 has been fixed as the record date for the determination of the holders of shares of the Company's Common Stock and Class B stock entitled to notice of, and to vote at, the Annual Meeting. A list of the Stockholders entitled to vote at the Annual Meeting will be available during the period ten (10) days prior to the date of the Annual Meeting for examination by any Stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of the Company, Westgate Corporate Center, 505 Martinsville Road, Liberty Corner, New Jersey.

                       By order of the Board of Directors

                                          S. A. Muscarnera
                                          Secretary

Dated: November 18, 1994
    Liberty Corner, New Jersey

  IMPORTANT: THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Proxy Statement...........................................................   1
Election of Directors.....................................................   2
  Meetings of the Board of Directors and Certain Committees...............   3
Security Ownership of Directors and Executive Officers....................   4
Principal Stockholders....................................................   6
Executive Compensation....................................................   7
  Summary Compensation Table..............................................   7
  Options/SAR Grant Table.................................................   8
  Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Ta-
   ble....................................................................   9
  Compensation Committee Interlocks and Insider Participation.............   9
  Board Compensation Committee Report.....................................   9
  Employment Contract.....................................................  10
  Indebtedness of Management..............................................  12
  Performance Graph.......................................................  13
Independent Auditors......................................................  14
Stockholder Proposals--Next Annual Meeting................................  14
Cost of Solicitation......................................................  14

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                       LIBERTY CORNER, NEW JERSEY 07938
                                (908) 604-8686

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fedders Corporation (the "Company") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 20, 1994, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this Proxy Statement and the proxies solicited hereby be mailed to Stockholders on November 21, 1994. A Stockholder who shall sign and return a proxy in the form enclosed with this Proxy Statement has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company to such effect or by delivering to the Company an executed proxy bearing a later date. Any Stockholder who has given a proxy may still attend the Annual Meeting, revoke his or her proxy, and vote in person.

  The Company's Annual Report to Stockholders for the period from September 1, 1993 to August 31, 1994 (the "Fiscal Year"), including financial statements, was previously mailed to Stockholders.

  The close of business on November 14, 1994 has been fixed as the record date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, 18,988,099 shares of Common Stock and 2,267,906 shares of Class B Stock of the Company were outstanding and entitled to be voted at the Annual Meeting. The holders of Class B Stock are entitled to ten votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or a group of persons acting in concert (other than the Board) provided such nomination is not made by one or more of the holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten votes per share in the election of directors at the Annual Meeting.

  The affirmative vote of a majority of the shares of Common Stock and Class B Stock, voting in person or by proxy together as a single class, is required to elect directors and ratify the appointment of the independent auditors. No matters currently contemplated to be presented at the meeting will entitle a dissenting Stockholder to appraisal rights.

  The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of the election of the nominees set forth herein and the ratification of the appointment of Ernst & Young as the Company's independent auditors for the ensuing fiscal year. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

  The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the Annual Meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered a part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates.

                             ELECTION OF DIRECTORS

  Stockholders may vote for a maximum of three directors at the Annual Meeting of Stockholders. The nominees for election as directors are Messrs. Joseph Giordano, Clarence Russel Moll and Anthony E. Puleo. Messrs. Giordano and Moll were elected directors at the 1992 Annual Meeting and are now serving as such. Mr. Puleo has not previously been elected a director of the Company. Set forth opposite the name of each nominee and each director is his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee or director. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his duties as a director of the Company.

                                                                               DIRECTOR
          NAME                       PRINCIPAL OCCUPATION AND AGE               SINCE
          ----                       ----------------------------              --------

                          Nominees -- Three Year Term

Joseph Giordano......... President, NYCOR, Inc.(1)(5); 61                        1961
Clarence Russel Moll.... President Emeritus, Widener University(6); 81           1967
Anthony E. Puleo........ President, Puleo Tree Co.(7); 59

                     Directors -- Two Years Remaining Term

Sal Giordano, Jr........ Vice Chairman, President and Chief Executive Officer    1965
                          of the Company(1)(2); 56
S. A. Muscarnera........ Senior Vice President and Secretary of the              1982
                          Company(1)(2); 54

                      Directors -- One Year Remaining Term

Salvatore Giordano...... Chairman of the Board of the Company(1)(2); 84          1945
Howard S. Modlin........ Partner, Weisman, Celler, Spett & Modlin(3); 63         1977
William J. Brennan...... Financial Consultant(1)(4); 66                          1980

- --------
  (1) Messrs. Sal Giordano, Jr. and Joseph Giordano are sons, and Mr. Muscarnera is the nephew, of Mr. Salvatore Giordano. Messrs. Salvatore Giordano, and Sal Giordano, Jr., are also executive officers and (along with Joseph Giordano, William J. Brennan and S. A. Muscarnera) directors of NYCOR, Inc.

  (2) Messrs. Salvatore Giordano, Sal Giordano, Jr. and S.A. Muscarnera, have been associated in executive capacities with the Company for more than five years.

  (3) Principal occupation during the past five years. The law firm of Weisman, Celler Spett & Modlin renders legal services to the Company. Mr. Modlin is also a director of General DataComm Industries, Inc. and Trans-Lux Corporation.

  (4) Principal occupation during the past five years. Mr. Brennan served as a director of the Company from 1980 to 1987, and was again elected a director in 1989. He is also Chairman of the Board of CSM Environmental Systems, Inc.

  (5) Principal occupation during the past two years. NYCOR, Inc. is a holding company currently comprising two operating companies, one manufacturing rotary compressors and the other thermoelectric heating and cooling modules. Mr. Giordano was a Senior Vice President of the Company for more than five years prior to his retirement August 31, 1992.

  (6) Principal occupation during the past five years. Dr. Moll is also a director of Ironworkers' Savings Bank.

  (7) Principal occupation during the past two and one half years. Puleo Tree Co. is an importer of Christmas items and garden furniture. Prior to that Mr. Puleo was President of Boulderwood Corporation.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

  During the Fiscal Year, the Board of Directors of the Company held 7 meetings. All of the present directors attended 75% or more of such meetings and of meetings of committees of which they were members. Directors who are not employees receive an annual fee of $20,000.

  The Board of Directors has an Audit Committee consisting of Messrs. Clarence Russel Moll, William J. Brennan and Howard S. Modlin. During the Fiscal Year, this committee held 3 meetings. The Audit Committee reviews the audit function with the Company's independent auditors. The Chairman and other members of the Audit Committee receive a fee of $1,000 and $500, respectively, for each meeting they attend.

  During the Fiscal Year, the Board of Directors formed a Compensation Committee consisting of Messrs. Howard S. Modlin and William J. Brennan. During the Fiscal Year, this committee held 1 meeting. The Compensation Committee develops compensation plans for the executive officers of the Company, subject to approval by the Board of Directors.

  The Company does not have a nominating committee.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  As of November 1, 1994, each director of the Company and all directors and executive officers of the Company owned beneficially the number of shares of the Company's equity securities set forth in the following table. Shares subject to acquisition within 60 days pursuant to stock options are shown separately. Unless otherwise indicated, the owners listed have sole voting and investment power. Class A Stock has no voting rights except as provided under Delaware Law.

                                                AMOUNT AND             SHARES SUBJECT
                                                  NATURE               TO ACQUISITION   PERCENT
      TITLE OF         NAME OF INDIVIDUAL      OF BENEFICIAL             WITHIN 60      OF CLASS
       CLASS           OR PERSONS IN GROUP       OWNERSHIP               DAYS (14)     OWNED (15)
      --------      ------------------------   -------------           -------------- ------------
 Common Stock       Salvatore Giordano......       201,100(1)                   0         1.1%
                    Sal Giordano, Jr........       181,100(1)                   0     Less than 1%
                    Joseph Giordano.........       146,410(1)                   0     Less than 1%
                    Howard S. Modlin........       256,800(2)                   0         1.4%
                    Clarence Russel Moll....        61,400(3)                   0     Less than 1%
                    William J. Brennan......         5,000                      0     Less than 1%
                    Robert L. Laurent, Jr. .       115,000                      0     Less than 1%
                    S. A. Muscarnera........        55,000                      0     Less than 1%
                    Norman W. Swartz........        13,000(4)                   0     Less than 1%
                    All directors and
                     executive officers as a
                     group..................     1,032,610                      0         5.4%
 Class A Stock      Salvatore Giordano......     1,034,643(5)(6)          180,000        11.2%
                    Sal Giordano, Jr........       957,086(5)(7)(8)       135,000        10.2%
                    Joseph Giordano.........       936,216(5)(8)           67,500         9.4%
                    Howard S. Modlin........       128,400(9)             123,750         2.4%
                    Clarence Russel Moll....        30,700                 69,750     Less than 1%
                    William J. Brennan......         2,500                 56,250     Less than 1%
                    Robert L. Laurent, Jr. .        57,500                127,500         1.7%
                    S. A. Muscarnera........        27,500                112,500         1.3%
                    Norman W. Swartz........         6,500                 15,000     Less than 1%
                    All directors and
                     executive officers as a
                     group..................     1,738,255                897,750        22.9%
 Class B Stock (15) Salvatore Giordano......     1,798,185(10)(11)              0        79.3%
                    Sal Giordano, Jr........     1,663,071(10)(12)(13)          0        73.3%
                    Joseph Giordano.........     1,656,021(10)(13)              0        73.0%
                    All directors and
                     executive officers as a
                     group..................     2,198,897                      0        96.7%
                    Ownership of Common
                     Stock, Class A Stock
                     and Class B Stock
                     combined, by all
                     directors and executive
                     officers as a group....     4,969,762                897,750        17.9%

- --------
  (1) The amount shown includes 1,100 shares as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

  (2) Includes 3,100 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

  (3) Includes 15,000 shares owned by Dr. Moll's wife, as to which Dr. Moll disclaims beneficial ownership. Through inadvertance, Dr. Moll reported, in an untimely manner, one transaction on Form 4 covering one sale of shares of the Common Stock of the Company during the Fiscal Year. The Company is not aware of any failure of Dr. Moll to file any required Form.

  (4) Through inadvertance, Mr. Swartz was late in filing a required report on Form 4, covering one sale of shares of the Common Stock of the Company during the Fiscal Year. The Company is not aware of any failure on Mr. Swartz's part to file any required Form.

  (5) Includes 550 shares as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power; 692,700 shares as to which the same individuals also share voting and investment power; 26,250 are shares held by the Salvatore Giordano Foundation; and 1,895 are shares held by the Giordano Foundation, for both of which foundations these individuals are officers, directors and stockholders.

  (6) Includes 25,835 shares held of record by Mr. Giordano's wife, and 37,400 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

  (7) Includes 2,375 shares held of record by Mr. Giordano's wife, as to which Mr. Giordano disclaims beneficial ownership.

  (8) Includes 87,500 shares held in trust, as to which Messrs. Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

  (9) Includes 1,550 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

  (10) The amount shown includes 1,315,400 shares as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power; 52,500 are shares held by the Salvatore Giordano Foundation, and 3,790 are shares held by the Giordano Foundation, for both of which they are officers, directors and stockholders.

  (11) The amount shown includes 51,669 shares held of record by Mr. Giordano's wife, and 74,800 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

  (12) The amount shown includes 4,750 shares held of record by Mr. Giordano's wife, as to which Mr. Giordano disclaims beneficial ownership.

  (13) The amount shown includes 175,000 shares held in trust, as to which Messrs. Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

  (14) The amounts shown are the number of shares held under options exercisable within 60 days.

  (15) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis. In the event that the individuals named as owning Class B Stock converted their shares into Common Stock, less than 5% of the class would remain outstanding, and pursuant to the terms of the Company's Certificate of Incorporation as amended, all remaining Class B Stock and all outstanding Class A Stock would automatically be converted into Common Stock. If such conversion took place, and the named individuals exercised all of the options indicated, such individuals and the group would beneficially own the following number of shares constituting the indicated percentage of Common Stock outstanding: Mr. Salvatore Giordano, 3,213,928 shares (of which 2,009,750 are shares as to which Mr. Giordano shares voting and investment power with Messrs. Joseph Giordano and Sal Giordano, Jr.; 78,750 are shares held by the Salvatore Giordano Foundation, and 5,685 are shares held by the Giordano Foundation, for both of which he is an officer, director and shareholder) constituting 10.02%; Mr. Sal Giordano, Jr., 2,936,257 shares (of which 2,009,750 are shares as to which Mr. Giordano shares voting and investment power with Messrs. Salvatore Giordano and Joseph Giordano; 78,750 are shares held by the Salvatore Giordano Foundation, and 5,685 are shares held by the Giordano Foundation, for both of which he is an officer, director and shareholder) constituting 9.17%; Mr. Joseph Giordano, 2,806,147 shares (of which 2,009,750 are shares as to which Mr. Giordano shares voting and investment power with Messrs. Salvatore Giordano and Sal Giordano, Jr.; 78,750 are shares held by the Salvatore Giordano Foundation, and 5,685 are shares held by the Giordano Foundation, for both of which he is an officer, director and shareholder) constituting 8.78%; and all directors and executive officers as a group 5,849,017 shares constituting 17.85%.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth information at November 1, 1994 with respect to the beneficial ownership of the Company's voting securities by all persons known by the Company to own more than 5% of the Company's outstanding voting securities. Unless otherwise indicated, the owners listed have sole voting and investment power.

                        NAME AND ADDRESS          AMOUNT BENEFICIALLY PERCENT
 TITLE OF CLASS      OF BENEFICIAL OWNER(1)              OWNED        OF CLASS
 --------------      ----------------------       ------------------- --------
 Class B Stock  Salvatore Giordano
                Joseph Giordano and
                Sal Giordano, Jr. ..............       2,198,897        96.7%
                 c/o Fedders Corporation
                 Liberty Corner, NJ 07938

- --------
  (1) In the event that the named individuals converted their shares of Class B Stock into Common Stock, less than 5% of the class would remain outstanding, and pursuant to the terms of the Company's Certificate of Incorporation as amended, all remaining Class B Stock and all outstanding Class A Stock would automatically be converted into Common Stock. If such conversion took place, and the named individuals exercised all of their currently exercisable stock options, they would own 4,592,962 shares of Common Stock constituting 14.24% of Common Stock outstanding.

  See the previous table and the notes thereto for more detailed information with respect to the security ownership of the named individuals.

                             EXECUTIVE COMPENSATION

  The following information is furnished as to all cash compensation paid by the Company and its subsidiaries during the Fiscal Year to each of the five highest paid executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                                                    COMPENSATION
                              ANNUAL COMPENSATION      AWARDS
                             ---------------------- ------------
            (a)               (b)     (c)     (d)       (g)            (i)
                                                                    ALL OTHER
                             FISCAL SALARY   BONUS    OPTIONS    COMPENSATION (1)
NAME AND PRINCIPAL POSITION   YEAR    ($)     ($)       (#)            ($)
- ---------------------------- ------ ------- ------- ------------ ----------------
Salvatore Giordano..........  1992  222,800       0   150,000          6,671
Chairman of the Board of      1993  237,133       0   120,000          7,114
 Directors                    1994  252,150 282,045   150,000         15,753

Sal Giordano, Jr............  1992  269,850       0   150,000          8,073
Vice Chairman, President and  1993  307,800       0   590,000          9,234
 Chief Executive Officer      1994  335,375 282,045   180,000         17,548

Robert L. Laurent, Jr.......  1992  138,600       0   105,000          4,136
Executive Vice President --   1993  186,101       0    85,000          5,583
 Finance and Administration,  1994  209,725 141,023    95,000          8,425
 and Chief Financial Officer

S. A. Muscarnera............  1992  159,850       0    75,000          4,773
Senior Vice President and     1993  173,633       0   120,000          5,209
 Secretary                    1994  181,875 141,023    15,000          7,641

Norman W. Swartz............  1992  116,251  26,940    18,500          3,488
Senior Vice President and     1993  134,780  17,690    12,000          4,025
 President, Fedders North     1994  142,800  99,000    28,500          7,254
 America, Inc.

- --------
  (1) Includes the Company contribution to savings and investment retirement plans up to the 3% offered to all employees of the Company and in 1994, the dollar value of the benefit of premiums paid for split-dollar life insurance policies projected on an actuarial basis which cost is recovered by the Company from the proceeds of such policies (Mr. Sal Giordano, Jr. $4,656; Mr. Robert L. Laurent, Jr. $481; Mr. S. A. Muscarnera $2,440; and Mr. Norman W. Swartz $470).

OPTIONS/SAR GRANTS TABLE

  The following table sets forth information concerning the grant of stock options and/or stock appreciation rights (SAR's) during the Fiscal Year to the individual executive officers named in the Summary Compensation Table.

  The table shows the number of options granted to each named executive officer, the number of options granted as a percentage of options granted to all employees during the Fiscal Year, the exercise price of each option, the expiration date for each option, and a presentation of the potential realizable value for each option assuming annual rates of stock appreciation of 5% and 10% over each option term.

                      OPTIONS/SAR GRANTS LAST FISCAL YEAR

                                                                        POTENTIAL
                                                                   REALIZABLE VALUE AT
                                                                     ASSUMED ANNUAL
                                                                     RATES OF STOCK
                                                                   PRICE APPRECIATION
                        INDIVIDUAL GRANTS                            FOR OPTION TERM
- ------------------------------------------------------------------ --------------------
                                    % OF
                                   TOTAL
                                  OPTIONS
                                 GRANTED TO EXERCISE
                         OPTIONS EMPLOYEES  OR BASE
                         GRANTED IN FISCAL   PRICE    EXPIRATION
NAME                     (#) (1)    YEAR     ($/Sh)      DATE       5% ($)    10% ($)
- ----                     ------- ---------- --------  ----------   --------- ----------
Salvatore Giordano......  30,000             $5.125  Dec. 31, 1998 $  42,478 $  93,866
                         120,000               6.75  Apr. 30, 1998   223,788   494,513
                         -------
                         150,000    19.9%

Sal Giordano, Jr........  30,000              5.125  Dec. 31, 1998    42,478    93,866
                         150,000               6.75  Apr. 30, 1998   279,735   618,141
                         -------
                         180,000    23.9%

Robert L. Laurent, Jr...  20,000              5.125  Dec. 31, 1998    28,319    62,577
                          75,000               6.75  Apr. 30, 1998   139,868   309,071
                         -------
                          95,000    12.6%

S. A. Muscarnera........  15,000     1.9%     5.125  Dec. 31, 1998    21,239    46,933

Norman W. Swartz........   5,000               5.00  Apr. 30, 1998     6,907    15,263
                           3,500               7.00  Apr. 30, 1998     6,769    14,957
                          10,000               7.25  Apr. 30, 1998    20,030    44,262
                          10,000               5.25  Dec. 31, 1998    14,159    31,289
                         -------
                          28,500     3.8%

- --------
  (1) In conjunction with a stock dividend to holders of record on August 31, 1994, substantially all Common Stock options were converted to Class A Stock options and increased by 50% with a corresponding reduction in exercise price to 2/3 of the original price in order to maintain the equivalent economic position of optionees. (See Notes 9 and 10 to the "Notes of Consolidated Financial Statements" in the Company's Annual Report for the Fiscal Year). The table shows the status of the Common Stock options prior to such conversion and adjustment, as the Class A Stock did not commence trading "regular way"on the New York Stock Exchange until September 12, 1994.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

  The following table sets forth the number of shares exercised during the Fiscal Year, the value realized upon exercise, the number of unexercised options at the end of the Fiscal Year, and the value of unexercised in-the-money options at the end of the Fiscal Year.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                                    VALUE OF
                                                    NUMBER OF     UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                                                    OPTIONS AT     OPTIONS AT
                               SHARES             FY-END (#) (1) FY-END ($) (1)
                             ACQUIRED ON  VALUE   -------------- --------------
                              EXERCISE   REALIZED  EXERCISABLE/   EXERCISABLE/
NAME                             (#)       ($)    UNEXERCISABLE  UNEXERCISABLE
- ----                         ----------- -------- -------------- --------------
Salvatore Giordano..........   150,000   $333,750    120,000E     $   86,250E
                                                     120,000U        105,000U
Sal Giordano, Jr............   180,000    405,000     90,000E         67,500E
                                                     650,000U      1,443,750U
Robert L. Laurent, Jr. .....    95,000    210,625     65,000E         53,750E
                                                      95,000U         93,125U
S. A. Muscarnera............    15,000     30,000     75,000E         63,750E
                                                      45,000U         45,000U
Norman W. Swartz............    33,500     43,781     10,000E          7,500E
                                                      13,500U          5,938U

- --------
  (1) In conjunction with a stock dividend to holders of record on August 31, 1994, substantially all Common Stock options were converted to Class A Stock options and increased by 50% with a corresponding reduction in exercise price to 2/3 of the original price in order to maintain the equivalent economic position of optionees. (See Notes 9 and 10 to the "Notes of Consolidated Financial Statements" in the Company's Annual Report for the Fiscal Year). The table reflects the status of the Common Stock options prior to such conversion and adjustment, as the Class A Stock did not commence trading "regular way"on the New York Stock Exchange until September 12, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  A separate Compensation Committee was created during the Fiscal Year. The Committee is comprised of two directors who are not officers or employees of the Company (Howard S. Modlin and William J. Brennan). The Committee did not propose the compensation plan for the Fiscal Year due to the timing of its creation, but has submitted a plan to the Company's Board of Directors (the "Board") for fiscal year 1995.

BOARD COMPENSATION COMMITTEE REPORT

  For the Fiscal Year, all matters concerning executive compensation for the chief executive officer and other executive officers were determined by the Company's entire Board of Directors (the "Board"). In determining the total compensation package for the chief executive officer and all other executive officers for the Fiscal Year, the Board considered several factors including: the performance of the Company; the individual contribution of each executive officer; the need to attract and retain highly qualified executives in the air conditioning industry necessary to build long-term stockholder value; and the need to link a portion of each executive officer's long-term capital accumulation to the growth in the market value of the Company's Common Stock. Executive compensation was broken down into three major components (i) cash compensation, (ii) incentive bonuses, and (iii) stock options.

  Cash compensation for the Fiscal Year is shown on the Summary Compensation Table. For the Fiscal Year, the Board adopted the same incentive plan used for its executive officers in fiscal years 1992 and 1993. The awards under the plan are based heavily upon the performance of the Company (the "Executive Plan"). In accordance with the terms of the Executive Plan, the executive officers designated by the Board may receive incentive awards based upon a prescribed formula. The amount of the award ranges from 0.5% to 1.5% of an amount equal to consolidated pre-tax income of the Company minus $1,000,000 ("Adjusted Pre-Tax Income"). With respect to the individuals named in the Summary Compensation Table, the following percentages of Adjusted Pre-Tax Income have been designated by the Board: Mr. Salvatore Giordano 1.5%; Mr. Sal Giordano, Jr. 1.5%; Mr. Robert L. Laurent, Jr. 0.75%; and Mr. S. A. Muscarnera 0.75%. Under the Executive Plan, the following awards were made for Fiscal Year performance:
Mr. Salvatore Giordano $282,045, Mr. Sal Giordano, Jr. $282,045, Mr. Robert L. Laurent, Jr. $141,023, and Mr. S.A. Muscarnera $141,023. Mr. Norman W. Swartz, as president of Fedders North America, Inc. qualifies for incentive remuneration under a separate plan. Under that plan, approved by the Board, Mr. Swartz is entitled to receive an incentive award based upon a formula that takes into consideration the financial results of his operating unit. Applying this formula, Mr. Swartz earned an incentive award of $99,000.

Salvatore Giordano -- Chairman
Sal Giordano, Jr.
William J. Brennan
Joseph Giordano
Howard S. Modlin
Clarence Russel Moll
S. A. Muscarnera

EMPLOYMENT CONTRACT

  Mr. Salvatore Giordano has an Employment Agreement with the Company, which became effective on March 23, 1993. The material provisions of the Agreement include: (1) an annual base salary of at least $238,000, payable in equal semi-monthly installments; (2) annual participation in all compensatory plans and arrangements of the Company no less favorable than the fiscal year 1993 plans including, but not limited to, a bonus not less than the amount of the fiscal year 1993 bonus (none was paid), and continuing eligibility to be awarded stock options; (3) reimbursement for all expenses incurred while on Company related business; and (4) annual consideration for base salary and plan participation increases, if deemed justified by the Company. The Agreement has a stated expiration date of March 23, 2003, but the term of the Agreement automatically extends and has a remaining term of ten years from any point in time, until the term is finally fixed at a period of ten years from an intervening event, as provided for in the Agreement, such as permanent disability or death.

  The Agreement provides that Mr. Giordano will remain Chairman of the Board throughout the term but, if for any reason this provision is not binding upon the Company, or he is not elected a director or Chairman, he may serve as a senior executive for the term with the same duties and responsibilities he performed at March 23, 1993. If, for any reason during the term, Mr. Giordano is no longer Chairman of the Board, he has the right to discontinue services under the Agreement and receive: (1) an annual amount in equal monthly installments for the remainder of the Employment Period (10 years), equal to his aggregate compensation from the Company during the fiscal year immediately preceding the fiscal year in which he elects to discontinue his services. If Mr. Giordano dies during this period, his estate will be entitled to an annual sum equal to 100% of his aggregate compensation from the Company during the fiscal year immediately preceding the fiscal year in which he dies, payable in semi-monthly installments for a period of ten years from the date of his death (the "Death Benefit"). For the remainder of the Employment Period, Mr. Giordano will also be covered by all medical and other insurance programs available to senior executives, and will continue to be indemnified and insured by the Company, for all his activities as agent, employee, officer or director of the Company, for the remainder of his life (collectively, the "Miscellaneous Benefits"). If Mr. Giordano is living at the end of the Employment Period, he will also be entitled to receive, for the rest of his life, an annual sum equal to 50% of his aggregate compensation from the Company during the last fiscal year of the Employment Period, payable in equal monthly installments, and adjusted each January for increases in the cost of living ("Post Employment Compensation").

  Should Mr. Giordano become disabled during the term of the Agreement, the Company may terminate regular compensation and, for the remainder of the Employment Period (10 years from the date of disability), pay an annual amount in equal monthly installments equal to his aggregate compensation from the Company during the fiscal year immediately preceding the fiscal year in which he became disabled. Mr. Giordano shall also receive the Miscellaneous Benefits. At the end of the Employment Period, Mr. Giordano will be entitled to receive the Post Employment Compensation. If Mr. Giordano should become able to resume work after being disabled (and is still within the Employment Period), he may do so and resume the normal terms of the Agreement. The Employment Period would then return to a rolling ten year term. If Mr. Giordano dies after becoming disabled (and is still within the Employment Period), then in lieu of disability payments shown above, the Company shall (for the remainder of the Employment Period following his death) pay his estate the Death Benefit.

  In the event there is a "change of control" of the Company (as defined in the Agreement), Mr. Giordano may: (1) within one year thereafter, elect to treat such event as a termination without cause and a breach of this Agreement, and terminate his employment; or, (2) if there is a change in control and the Company materially breaches this Agreement and fails to cure such breach within the time provided in the Agreement, Mr. Giordano has one year (if such date is within five years from the date of the change of control), to elect to treat such breach as a termination by the Company without cause and to terminate his employment. Upon a "termination" under either such circumstance, Mr. Giordano will receive, for the remainder of the Employment Period (as of the day prior to the date of such termination): (1) base salary at the rate in effect as of the date of termination, adjusted annually for cost of living; (2) a minimum bonus using the bonus formula established by the Company for its other senior officers, but in no event less thant the bonus paid for the prior fiscal year during the Employment Period; (3) all employee benefits under applicable plans, and the provision of comparable supplemental benefits where continuation of such benefits is impermissible under applicable plans; (4) accrual of all pension benefits; (5) existing perquisites; and (6) vesting of any restricted stock, stock options and any other then provided long-term incentive benefits. The Company will hold Mr. Giordano harmless from the effects of certain excise or other taxes payable by him by reason of these entitlements following a change in control. In the event of any such termination without cause, Mr. Giordano has no duty to mitigate his damages by seeking other employment or becoming self-employed, and the Company has no right of set-off if he does so.

  The Company may only terminate this Agreement for "cause" (as defined in the Agreement for "cause" (as defined in the Agreement), and thereafter, Mr. Giordano (or if deceased, his designated beneficiary) will be entitled to continue to receive the employee benefits he was entitled to receive immediately prior to his termination. This will continue for the period that he, or his designated beneficiary, is entitled to receive such benefits (as provided in the Agreement). A payment shall also be made to reimburse Mr. Giordano, or his beneficiary, for any additional tax liabilities incurred by reason of the receipt of such benefits after the termination of, rather than during the term of, this Agreement.

  During the Fiscal Year, the Company amortized the estimated present value of future non-salary benefits payable under the Agreement based upon certain assumptions, in the amount of $531,000.

INDEBTEDNESS OF MANAGEMENT

  As of November 1, 1994, Mr. Sal Giordano, Jr., a director and executive officer, is indebted to the Company in the principal amount of $429,094, pursuant to the terms of a Promissory Note given by Mr. Giordano to the Company and dated July 31, 1992. The terms of the loan from the Company to Mr. Giordano require it to be repaid, with interest (based on the then current prime rate of interest at a named New York bank) on the earlier of (i) the fifth anniversary of the Note, or (ii) when he sells capital stock of the Company acquired through the exercise of currently exercisable stock options. Interest on the
Note is payable monthly and has been paid to date.

  As of November 1, 1994, Messers. Sal Giordano, Jr., a director and executive officer, Joseph Giordano, a director, and Robert Laurent and Norman Swartz, executive officers, were indebted to the Company in the principal amounts of $269,730, $187,000, $143,397 and $45,053, respectively, pursuant to the terms of Promissory Notes dated August 4, 1994. The Notes were given as required by a program offered to all optionees of the Company's stock option plans for a six-week period in early 1994, whereby optionees were given the opportunity to pay two-thirds of the exercise price upon exercise and to defer the remaining balance until the earlier of July 31, 1995 or upon the sale of capital stock of the Company acquired through such exercises. The Notes are non-recourse, and bear interest at the prime rate as determined at the beginning of each month, and published in The Wall Street Journal.

  As of November 1, 1994, Mr. Swartz, an executive officer, is indebted to the Company in the principal amount of $120,000, pursuant to a Promissory Note given to the Company and dated September 30, 1994. The non-interest bearing Note was given as part of a relocation assistance loan, and is secured by a second mortgage on his residence. The loan is forgiven at the rate of $30,000 per annum and will expire by its terms on August 30, 1998.

PERFORMANCE GRAPH

  The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock with returns on the New York Stock Exchange Composite Index, the Standard & Poor's 500 Stock Index, and stocks included in the "Home Appliance" category by The Value Line Investment Survey. Fedders Corporation Common Stock was removed from the S&P 500 Index on April 5, 1994, having been one of the smallest capitalization stocks in that Index for many years.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS AMONG FEDDERS CORPORATION, THE
       NYSE COMPOSITE INDEX, THE S&P 500 INDEX AND HOME APPLIANCE STOCKS

   ASSUMES $100 INVESTED ON JANUARY 1, 1990 WITH DIVIDENDS REINVESTED. FISCAL
           YEARS ENDED DECEMBER 31 IN 1990 AND AUGUST 31 THEREAFTER.


                                    [Graph]

                                                     HOME APPLIANCE
Measurement period      FEDDERS        NYSE COMP.      STOCKS PER      S&P 500
(Fiscal year Covered)    CORP.           INDEX         VALUE LINE       INDEX
- ---------------------   -------        ---------       ----------      -------
Measurement PT -
01/01/1990              $100             $100           $100             $100

1990                    $ 53.41          $ 95.92        $ 65.00          $ 67
1991                    $ 58.65          $116.41        $100.04          $119
1992                    $ 31.35          $125.40        $ 98.05          $128
1993                    $ 43.48          $146.07        $150.63          $147
1994                    $ 61.68          $155.79        $144.26          $156

                              INDEPENDENT AUDITORS

  Pursuant to the recommendations of its Audit Committee, the Board of Directors selected the firm of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ended August 31, 1994. The Company's Stockholders ratified that selection at their Annual Meeting on December 21, 1993.

  On recommendation of the Audit Committee, the Board of Directors appointed the firm of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 1995, subject to ratification by the Company's Stockholders at the Annual Meeting. Ernst & Young LLP does not have any direct financial interest in the Company.

  Representatives of Ernst & Young LLP are expected to be at the Annual Meeting and will be available to respond to any appropriate questions by Stockholders and may make a statement, if they so choose.

                  STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING

  If any Stockholder desires to submit a proposal for action at the next regular annual meeting, it must be received by the Company, P.O. Box 813, Liberty Corner, NJ 07938 on or before July 21, 1995.

                              COST OF SOLICITATION

  The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Company. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Company's regular employees in the total approximate number of five. Solicitations will be made by mail and may also be made by telegram, telephone and in person and by W. F. Doring & Co., for estimated professional fees of $1,500.

                       By order of the Board of Directors

                                          S. A. Muscarnera
                                          Secretary

Dated: November 18, 1994 Liberty Corner, New Jersey

                                 DIRECTIONS TO

                              SOMERSET HILLS HOTEL
                            200 LIBERTY CORNER ROAD
                                WARREN, NJ 07060
                                 (908) 647-6700

                    The Somerset Hills Hotel is located
                  directly north of Interstate 78 at Exit
                  33. Newark International Airport is less than 35 minutes away, and New York City is within an hour's commute. The
                  Bernardsville and Lyons railroad stations are conveniently located approximately seven minutes from the Hotel.

                                    [MAP]

COMMON                         FEDDERS CORPORATION                        COMMON
          PROXY - Annual Meeting of Stockholders - December 20, 1994
                 Solicited on Behalf of the Board of Directors

PROXY
     The undersigned stockholder of FEDDERS CORPORATION hereby constitutes and appoints SALVATORE GIORDANO, SAL GIORDANO, JR. and S.A. MUSCARNERA, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of said Corporation, to be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on December 20, 1994 at 10:30 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present for the election of directors and the other item as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends the following for Director - Joseph Giordano, Clarence Russel Moll, and Anthony E. Puleo.

     A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournments thereof (or if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any persons other than the persons named above, is hereby revoked.

     IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated November 18, 1994.

  IMPORTANT: This proxy is continued and is to be signed on the reverse side.

[X] Please mark votes as in this example.

Unless you specify, the Proxy will be voted FOR the election of the nominees as Directors and Item 2.

Directors recommend a vote FOR Items 1 and 2.

1. Election of Directors, Nominees: Joseph Giordano, Clarence Russel Moll, and Anthony E. Puleo as Directors for a term of three years.

  FOR [ ]    WITHHELD [ ]


- --------------------------------------
For all nominees except as noted above


2. Ratification of the appointment of Ernst & Young as the Company's independent auditors.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


NOTE: This Proxy, properly filled in, dated and signed, should be returned immediately in the enclosed post-paid envelope to Proxy Department, Bank of Boston, P.O, Box 1628, Boston, Massachusetts 02105. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. Attorneys, executors, administrators, trustees or guardians should sign full title as such.


Signature: _____________________________________  Date __________

Signature: _____________________________________  Date __________

CLASS B                        FEDDERS CORPORATION                       CLASS B
          PROXY - Annual Meeting of Stockholders - December 20, 1994
                 Solicited on Behalf of the Board of Directors

PROXY
     The undersigned stockholder of FEDDERS CORPORATION hereby constitutes and appoints SALVATORE GIORDANO, SAL GIORDANO, JR. and S.A. MUSCARNERA, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of said Corporation, to be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on December 20, 1994 at 10:30 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present for the election of directors and the other item as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends the following for Director - Joseph Giordano, Clarence Russel Moll, and Anthony E. Puleo.

     A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournments thereof (or if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any persons other than the persons named above, is hereby revoked.

     IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated November 18, 1994.

  IMPORTANT: This proxy is continued and is to be signed on the reverse side.

[X] Please mark votes as in this example.

Unless you specify, the Proxy will be voted FOR the election of the nominees as Directors and Item 2.

Directors recommend a vote FOR Items 1 and 2.

1. Election of Directors, Nominees: Joseph Giordano, Clarence Russel Moll, and Anthony E. Puleo as Directors for a term of three years.

  FOR [ ]    WITHHELD [ ]


- --------------------------------------
For all nominees except as noted above


2. Ratification of the appointment of Ernst & Young as the Company's independent auditors.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


NOTE: This Proxy, properly filled in, dated and signed, should be returned immediately in the enclosed post-paid envelope to Proxy Department, Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02105. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. Attorneys, executors, administrators, trustees or guardians should sign full title as such.


Signature: _____________________________________  Date __________

Signature: _____________________________________  Date __________

                            GRAPHICS APPENDIX LIST

PAGE WHERE
GRAPHIC
APPEARS                     DESCRIPTION OF GRAPHIC OR CROSS REFERENCE
- --------------------------------------------------------------------------------
BACK COVER                  MAP SHOWING DIRECTIONS TO SOMERSET HILLS HOTEL
- --------------------------------------------------------------------------------